WILLIAMS LAW GROUP, P.A.
                   2503 West Gardner Court
                      Tampa, FL  33611


January 8, 2003

VIA EDGAR TRANSMISSION

Megola, Inc.
10011-123 St. NW, Suite 2303 Edmonton
Alberta, Canada   T5N 1M9

Re: 1,250,000 Shares of Common Stock, $0.001 par value per share

Ladies and Gentlemen:

We   have   acted   as   counsel  to Megola, Inc., a Nevada
corporation (the "Company"), in connection with the registration on Form S- 8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 750,000 shares of the Company's common stock, $0.001 par value, in connection with the Consulting Services Agreements entered into by and between the Company and Aldo Rotondi, Stephen Brock and Michael T. Williams, Esq. (collectively, the "Consulting Agreements") and 500,000 shares of the Company's common stock, $0.001 par value, in connection with the Stock Bonus Agreement between the Company and Dennis Davies ("Bonus Agreement").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We are familiar with the proceedings to date with respect to
the   proposed  issuance  of  the  shares contemplated  by
the Registration Statement and have examined such records, documents and questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

Based on the foregoing, we are of the opinion that:

       1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

       2.   Assuming the accuracy of the documents,
representations and warranties of the Company, each share that will be newly issued under the terms and provisions of the Agreements, will have legally issued, fully paid and non-assessable when:

          a. The Registration Statement, as it may be amended, shall have become effective under the Securities
Act;

          b.   Such shares shall have been duly issued
pursuant to the authorization of the Company's Board of Directors or a duly authorized committee thereof, in the manner contemplated by them; and

          c. A certificate representing such shares shall have been duly executed, countersigned and registered and duly delivered to the participant thereof against payment of the agreed consideration therefore (not less than the par value thereof) determined in accordance with the terms of the Agreements.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares, as contemplated by the Registration Statement. In delivering this opinion letter, we have assumed, as to questions of fact, among other things, the accuracy of representations and the genuineness of documents and signatures given to or reviewed by us.

This opinion letter is limited to the General Corporation Law of the State of Nevada. The opinions expressed herein are solely for your benefit in connection with the issuance of the shares and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm, except for Pacific Stock Transfer which may rely on this opinion in connection with the issuance of the shares.

As the shares under the Consulting Agreements which are subject to this opinion are issued under a SEC registration statement, they may be issued free and clear of all restrictions, except as to shares of Mr. Rotondi, which are control shares and can only be resold under Rule 144 and should bear the standard restrictive legend.

As 250,000 shares under the Stock Bonus Agreement which are subject to this opinion are issued under a SEC registration statement, they may be issued free and clear of all restrictions. The remaining 250,000 shares under the Employee Bonus Agreement should bear the standard restrictive legend.



                                   Sincerely,

                                   /s/ Michael T. Williams, Esq.
                                   -----------------------------
                                   Michael T. Williams, Esq.